SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 1, 2008

JOHNSONDIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-97427

Delaware	39-1877511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2008, JohnsonDiversey, Inc. (the “Company”) issued a press release announcing the resignation of Thomas M. Gartland, the Regional President – North America of the Company. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

On April 1, 2008, the Company and Mr. Gartland entered into an agreement (the “Agreement”) with respect to Mr. Gartland’s separation from the Company. The Agreement established the effective date of Mr. Gartland’s resignation as the earlier of (1) April 30, 2008, (2) two weeks after Mr. Gartland provides notice to the Company that he has secured new employment, (3) a date chosen by the Company with notice to Mr. Gartland and (4) the date on which Mr. Gartland incurs a “separation from service” (as defined in Section 409A of the Internal Revenue Code) with the Company (such effective date of Mr. Gartland’s resignation, the “Termination Date”). Mr. Gartland will continue to serve as Regional President – North America of the Company until the Termination Date. The Agreement restated certain of the terms of Mr. Gartland’s employment agreement dated July 17, 2003, which employment agreement was superseded by the Agreement.

Under the Agreement, Mr. Gartland will continue to receive his current base salary ($352,260) and remain eligible for employee benefits, including participation in the Company’s 401(k) plan, reimbursement of his Flexible Spending Account expenses and his 2008 car allowance, until the Termination Date. After the Termination Date, Mr. Gartland will be entitled to receive salary continuation for a period of 12 months in an aggregate amount equal to the sum of his annual base salary ($352,260), his car allowance ($21,828) and the target amount of his 2008 annual incentive plan award ($228,969), which salary continuation will be paid in equal installments at the times and in the manner consistent with the Company’s payroll practices for executive officers. After the Termination Date, Mr. Gartland will also be entitled to receive subsidized medical, vision and dental premiums under the Consolidated Omnibus Budget Reconciliation Act for a period of 12 months and a $75,000 relocation benefit.

In addition, Mr. Gartland will be entitled to receive, to the extent earned, pro rated portions of his cash long-term incentive plan awards for the 2006-08 performance cycle and the 2007-09 performance cycle, in each case at the time the Company pays awards to the plan’s other participants. He will also be entitled to receive a pro rated portion of (1) the target amount of his 2008 annual incentive plan award with respect to the 50% of the award that is based on personal performance and (2) to the extent earned, his 2008 annual incentive plan award with respect to the 50% of the award that is based on Company performance, in each case at the time the Company pays awards to the plan’s other participants. He will not be entitled to receive a cash long-term incentive plan award for the 2008-2010 performance cycle or any incentive awards for performance cycles beginning after December 31, 2008.

In consideration for the benefits provided by the Company, Mr. Gartland provided a general release of any and all claims against the Company and its affiliates, including claims arising out of Mr. Gartland’s employment with, and separation from, the Company. In addition, the Agreement subjects Mr. Gartland to confidentiality, non-competition, non-solicitation and non-disparagement obligations.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated April 4, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSONDIVERSEY, INC.

Date: April 4, 2008	By:	/s/ Joseph F. Smorada
Joseph F. Smorada Executive Vice President and Chief Financial Officer

JOHNSONDIVERSEY, INC.

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press release dated April 4, 2008